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                                                                  Exhibit 4.12


                            RIGHTS AGENT AGREEMENT
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     THIS AGREEMENT (the "Agreement"), effective as of June __, 1996, is by and between CASINO AMERICA, INC., a Delaware corporation (the "Company"), and NORWEST BANK MINNESOTA, N.A., a national banking association (the "Rights Agent").

                             W I T N E S S E T H :

     WHEREAS, the Company has issued Rights to purchase up to an aggregate of 4,296,085 shares of its Common Stock; and

     WHEREAS, the Company desires that the Rights Agent act on behalf of the Company, and the Rights Agent is willing to so act in connection with the offering of such Rights.

     NOW, THEREFORE, in consideration of the premises and the mutual promises made herein, the parties hereto agree as follows:

     1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

          (a) "Corporate Office" shall mean the principal place of business of the Rights Agent (or its successor) at 161 N. Concord Exchange, P. O. Box 738, St. Paul, Minnesota 55075.

          (b)  "Expiration Date" shall mean July __, 1996.

          (c) "Initial Issuance Date" shall mean the date on which the Rights Subscription Forms are initially issued by the Rights Agent to the Registered Holders.

          [(d) "New York Office" shall mean the office or agency of the Rights Agent at _______________________, New York, New York 10004.]

          (e) "Prospectus" shall mean the "Prospectus" dated June __, 1996, relating to the offer of shares of Common Stock issuable upon exercise of the Rights.

          (f)  "Purchase Price" shall mean $5.875 per Rights Share.

          (g)  "Record Date" shall mean March 15, 1996.

          (h) "Registered Holder" shall mean the person in whose name any of the outstanding shares of Common Stock of the Company shall be registered on the books maintained by the Rights Agent and supplied by the Company.
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          (i)  "Right" or "Rights" shall mean the right to purchase Rights
     Shares in accordance with the terms of the Rights Offering.

          (j) "Rights Holder" shall mean (i) a Registered Holder or beneficial owner of shares of the Company's Common Stock on the Record Date, (ii) the Grand Palais Secured Debt Holders (as defined in the Prospectus), (iii) Crown Casino (as defined in the Prospectus) and (iv) the DeBartolo Warrantholders (as defined in the Prospectus).

          (k) "Rights Offering" shall mean the Company's proposal to offer to the Rights Holders the right to purchase Rights Shares in accordance with the terms and subject to the conditions set forth in the Prospectus.

          (l) "Rights Shares" shall mean the 4,296,085 Shares reserved for issuance upon exercise of Rights.

          (m)  "Shares" shall mean shares of the Common Stock of the Company.

     2. Rights and Issuance of Rights Certificates. (a) The Company or its agent shall mail or deliver Rights Subscription Forms and Prospectuses to the Registered Holders. Rights shall be issued in accordance with the terms of the Rights Offering as set forth in the Prospectus; each Right shall entitle the holder thereof to purchase one Rights Share. No fractional Rights shall be issued; if a Registered Holder or beneficial owner would be entitled to receive an aggregate number of Rights which includes a fractional Right, the number of Rights issued to such Registered Holder or beneficial owner shall be rounded down to the nearest whole number. A formula for determining the number of Rights Shares a Registered Holder or beneficial owner has the right to purchase shall be set forth on the Rights Subscription Form delivered to such Registered Holder or beneficial owner. Each Right has been and shall continue to be non-transferable. The Company shall at all times supply the Rights Agent with a sufficient number of Rights Subscription Forms and Prospectuses for the purposes contemplated by this Agreement.

     (b) The Rights Agent shall keep at its Corporate Office books in which it shall register the Rights Subscription Forms and the exercise of the Rights to purchase Shares pursuant hereto. No Rights Subscription Form shall be issued or exercised except as provided in this Agreement.

     (c) All Rights Subscription Forms surrendered to the Rights Agent shall be promptly canceled by the Rights Agent and thereafter retained by the Rights Agent for seven (7) years, and then shall be delivered to the Company or destroyed by the Rights Agent as directed by the Company.

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     3.  Form of Execution of Rights Subscription Form.  The Rights Subscription
Form shall be substantially in the form of Exhibit A to this Agreement.

     4. Exercise. (a) Rights represented by the Rights Subscription Form may be exercised at any time on or after the Initial Issuance Date, but not after 5:00 p.m., Eastern Daylight Savings Time on the Expiration Date, upon the terms and subject to the conditions set forth herein, in the Prospectus, and in the Rights Subscription Form. Rights may be exercised by completing and executing the Rights Exercise portion of the Rights Subscription Form and submitting it to the Rights Agent by mail or hand delivery to its Corporate Office or by hand delivery to its New York Office. All unexercised Rights as of 5:00 p.m. Eastern Daylight Savings Time on the Expiration Date will automatically expire by their terms. The Company shall be responsible for the payment of all Federal and state transfer taxes required to be paid on the issuance of Rights or of Rights Shares upon exercise of Rights.

     (b) Once a Rights Holder has delivered or mailed a completed Rights Subscription Form, the exercise or non-exercise of Rights on such form may not be revoked.

     (c) The Rights Agent shall issue the Rights Shares from time to time promptly after receipt of cleared funds tendered in the amount of the Purchase Price therefor. No subscriber for Rights Shares shall be a shareholder with respect to such shares and no Rights Shares shall be deemed to be outstanding until such Shares are issued in accordance herewith. The Company shall not be obligated to issue any fractional share interests in Rights Shares or to make payment in cash or scrip for such fractional interests, which shall be of no value whatsoever. In the event that payment is submitted in an amount less than that required to purchase the number of Rights Shares elected to be purchased by the Rights Holder, only the number of whole Shares for which payment was received will be issued and the remaining Rights will be deemed to have lapsed. If a Rights Holder exercises Rights for fewer than all of the Shares represented by his Rights Subscription Form, the unexercised Rights will be deemed to have lapsed upon receipt by the Rights Agent of the last Rights Subscription Form held by such Rights Holder.

     (d) Upon request by a Registered Holder who holds Shares for beneficial owners, the Rights Agent shall deliver Rights Subscription Forms on the same basis as if such beneficial owners were Registered Holders.

     (e) The Rights Agent shall hold all payments made in exercise of Rights in an interest bearing escrow account for the account of the Company until issuance of the Rights Shares or unless otherwise directed by written instructions from the

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Executive Vice President or Chief Financial Officer of the Company, it being understood that such persons may direct the Rights Agent to forward such payments to the Company from time to time prior to the issuance of the Rights Shares relating thereto and prior to the Expiration Date.

     (f) All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the exercise of Rights and the Purchase Price for Rights Shares will be determined by the Company, which determinations will be final and binding. No alternative, conditional or contingent exercise of Rights will be accepted. The Company reserves the absolute right to reject any or all Rights Subscription Forms not properly submitted or the acceptance of which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any irregularities or conditions, and the Company's interpretations of the terms and conditions of the Rights Offering shall be final, binding and conclusive. Any irregularities in connection with an exercise of Rights must be cured within such time as the Company shall determine, unless waived. The Rights Agent shall promptly notify the Company of irregularities in any Rights Subscription Forms received by the Rights Agent. Rights Subscription Forms received by the Rights Agent that are not properly submitted and as to which any irregularities have not been waived shall be retained by the Rights Agent and the Rights represented by such forms shall be deemed to have lapsed.

     5. No Subdivision or Transfer of Rights. Except as otherwise provided in this Agreement, Rights Subscription Forms may not be subdivided, and Rights may not be transferred in whole or in part.

     6. Loss or Mutilation. Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Rights Subscription Form and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation of the mutilated Rights Subscription Form, the Rights Agent shall deliver in lieu thereof a new Rights Subscription Form representing an equal aggregate number of Rights. In addition to the foregoing requirements, persons requesting a substitute Rights Subscription Form shall also comply with such other reasonable regulations and pay such reasonable charges as the Rights Agent may prescribe.

     7. Liability of the Rights Agent. The Rights Agent shall have no duties or obligations other than those specifically set forth herein, or as may subsequently be agreed to by the Rights Agent and the Company in writing. The Rights Agent may rely on and shall be protected in acting upon the written or verbal

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instructions of any officer of the Company with respect to any matter relating to its actions specifically covered by this Agreement. The Rights Agent shall not, by issuing and delivering Rights Subscription Forms or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Rights Subscription Forms or the Rights represented thereby or of the Rights Shares or other property delivered upon exercise of any Rights or as to whether the Rights Shares are fully paid and nonassessable. The Rights Agent shall not (a) be liable for any recital or statement or fact contained herein or for any action taken, suffered or omitted by it in reliance on any Rights Subscription Forms or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (b) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Rights Subscription Forms, or (c) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

     8. If any question or dispute arises with respect to the proper interpretation of the Rights Agreement or the Rights Agent's duties hereunder or the rights of any shareholders surrendering Rights Subscription Forms for Shares pursuant to the Rights Agreement, the Rights Agent shall not be required to act and shall not be held liable for refusal to act until the question or dispute has been judicially settled (and, if appropriate, the Rights Agent may file a suit in interpleader for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter or settled by a written document in form and substance reasonably satisfactory to the Rights Agent and the Company. The Rights Agent will not be obligated to take any legal action hereunder which might in its judgment involve any expense or liability, unless it has been furnished with reasonable indemnity.

     9. Indemnification. The Company covenants and agrees to indemnify and hold the Rights Agent harmless against any reasonable costs, expenses (including reasonable expenses of its legal counsel), losses, or damages, which, without negligence, willful misconduct, or bad faith on the Rights Agent's part, may be paid, incurred, or suffered by, or to which the Rights Agent may become subject by reason of or as a result of the administration of its duties hereunder or by reason of or as a result of its compliance with the instructions set forth herein or with any written or oral instructions delivered to it pursuant hereto, or as a result of defending its actions as Rights Agent hereunder, including any claim against it by any holder of Rights Shares or Rights; provided that the Company shall have no obligation to the Rights Agent with respect to any cost, expense, loss or damage arising out of or incurred as a result of the Rights Agent's negligence, wilful misconduct or bad faith.

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     10.  Legal Counsel.  The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     11. Compensation for Services. The Company agrees to pay the Rights Agent for its services hereunder and reimburse it for its reasonable expenses hereunder, all in accordance with the fee schedule previously delivered to the Company.

     12. Resignation. The Rights Agent shall have the right to resign as Rights Agent at any time upon thirty (30) days written notice to the Company.

     13. Modification of Agreement. This Agreement may not be modified, in whole or in part, except by a writing executed by the parties hereto. Should any provision or portion of this Agreement be held unenforceable or unlawful, the remaining provisions of this Agreement shall remain in full force and effect.

     14. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings relative to such subject matter.

     15. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class, postage prepaid, or delivered to a telegraph office for transmission: if to a Registered Holder, at the address of such holder as shown on the registry books maintained by the Rights Agent, or at such holder's address as provided by the Company; if to the Company, at 711 Washington Loop, 2nd Floor, Biloxi, Mississippi 39530, Attention: Rexford A. Yeisley, or at such other address as may have been furnished to the Rights Agent in writing by the Company; and if to the Rights Agent, at its Corporate Office.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Rights Agent, and their respective successors and assigns, and the holders from time to time of the Rights or any of them.
Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              CASINO AMERICA, INC.



                              By:________________________________
                              Name Printed:______________________
                              Title:_____________________________


                              NORWEST BANK MINNESOTA, N.A.



                              By:________________________________
                              Name Printed:______________________
                              Title:_____________________________

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